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                                                                    EXHIBIT 12.1

                       Ratio of Earnings to Fixed Charges
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Fixed Charges
                                                                                                                         Pro Forma
                                                                                                Three Months      Pro   Three Months
                                                                                                    Ended        Forma      Ended
(In thousands)                                             Fiscal Years Ended May 31,             August 31,       FY     August 31,
                                                  1999      2000      2001     2002     2003     2002     2003    2003      2003
                                                ------------------------------------------------------------------------------------
Interest Expense                                 10,216    30,220    34,376   38,334   31,083    7,868   15,835   50,776     17,459
Interest Capitalized                             23,230    12,705    15,601        -        -        -        -        -          -
Net amortization of debt discount,
 premium and issuance expense                     1,094     2,523     2,685    4,346    3,802      968    1,207    2,094        523
Interest portion of rent expense                  6,200     7,279     9,585    8,687    7,848    1,966    2,174    7,848      2,174
Preferred stock dividends                        10,878    11,000    11,000   11,000   10,997    2,750    2,749   10,997      2,749
                                                ------------------------------------------------------------------------------------
  Total Fixed Charges                            51,619    63,727    73,247   62,367   53,730   13,552   21,965   71,714     22,905

Interest expense                                 10,216    30,220    34,376   38,334   31,083    7,868   15,835   50,776     17,459

Net amortization of debt discount,
 premium and issuance expense                     1,094     2,523     2,685    4,346    3,802      968    1,207    2,094        523
Lease payments                                   20,700    24,300    32,000   29,000   26,200    6,565    7,256   26,200      7,256
Interest Factor                                      30%       30%       30%      30%      30%      30%      30%      30%        30%
Interest portion of rent expense                  6,200     7,279     9,585    8,687    7,848    1,966    2,174    7,848      2,174

Preferred stock dividends                        10,878    11,000    11,000   11,000   10,997    2,750    2,749   10,997      2,749


                                                                                                                         Pro Forma
Earnings                                                                                        Three Months      Pro   Three Months
                                                                                                    Ended        Forma      Ended
(In thousands)                                             Fiscal Years Ended May 31,             August 31,       FY     August 31,
                                                  1999      2000      2001     2002     2003     2002     2003    2003      2003
                                                ------------------------------------------------------------------------------------
Pretax income (loss from continuing operations) 144,097   114,974    48,571   83,550  (29,394)   8,389  (24,312)  (29,394)  (24,312)

Fixed Charges                                    51,619    63,727    73,247   62,367   53,730   13,552   21,965    71,714    22,905
Less: Interest capitalized during period        (23,230)  (12,705)  (15,601)       -        -        -        -         -         -
      Preferred stock dividends                 (10,878)  (11,000)  (11,000) (11,000) (10,997)  (2,750)  (2,749)  (10,997)   (2,749)

Amortization of capitalized interest                  -     1,424     1,708    2,808    2,808      702      702     2,808       702
                                                ------------------------------------------------------------------------------------
  Total Earnings                                161,607   156,419    96,926  137,725   16,147   19,893   (4,394)   34,132    (3,454)

Ratio of earnings to fixed charges                 3.13      2.45      1.32     2.21     0.30     1.47    (0.20)
Pro forma ratio of earnings to fixed charges                                                                         0.48     (0.15)

% Change Actual to Pro Forma                                                                                           58%      -25%

Deficiency of earnings to cover fixed charges                                          37,583            26,359    37,583    26,359
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